Exhibit 10.1

MANAGEMENT AGREEMENT

This Management AGREEMENT (this “Agreement”), dated as of the 21st day of April, 2021, by and among Belpointe PREP, LLC, a Delaware limited liability (the “Company”), the Operating Companies (as hereinafter defined), and Belpointe PREP Manager, LLC, a Delaware limited liability company (the “Manager”), is effective as of the 28th day of October, 2020 (the “Effective Date”). Capitalized terms shall have the meaning set forth in Article 1.

WHEREAS, the Company intends to initially qualify as a “qualified opportunity fund” (a “QOF”) as defined in §1400Z-2(d)(1) of the Code and §1.1400Z2(d)-1 of the Treasury Regulations promulgated thereunder beginning with its fiscal year ended December 31, 2020;

WHEREAS, the Company is the managing member of the Operating Companies and intends to conduct all of its business and make all or substantially all investments through the Operating Companies and their respective Subsidiaries, Associates and Affiliates;

WHEREAS, the members of the Company Group desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the board of directors of the Company (the “Board”), all as provided herein; and

WHEREAS, the Manager is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Article 1
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings specified below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Acquisition Expenses” means any and all costs and expenses incurred by any member of the Company Group, the Manager, the Sponsor or any of their respective Affiliates in connection with the selection, evaluation, diligence, structuring, acquisition, origination, financing and development of any Investments, whether or not acquired or originated, as applicable, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, third party reports, nonrefundable option payments on Investments not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence.

“Acquisition Fee” has the meaning set forth in Section 8.2.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common ownership or control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Associate” when used to indicate a relationship with any Person, any legal entity for which such Person acts as an executive officer, director, trustee, sponsor, co-sponsor, manager, co-manager, general partner or co-general partner, or, directly or indirectly, owns, controls or holds with the power to vote 5% or more of any class of voting securities or other voting interest in such entity.

“Belpointe PREP OC” means Belpointe PREP OC, LLC, a Delaware limited liability company.

“Belpointe PREP TN OC” means Belpointe PREP TN OC, LLC, a Delaware limited liability company.

“Board” has the meaning set forth in the recitals.

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“Cause” means, with respect to the termination of this Agreement, fraud or willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case that has or could reasonably be expected to have a material adverse effect on the Company Group taken as a whole.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Charter Documents” means, with respect to the Company, the Certificate of Formation, Operating Agreement, and with respect to any other member of the Company Group, any articles or memorandum of association, certificate of incorporation, certificate of formation, certificate of designations, bylaws, operating agreement, partnership agreement or other constituent documents of such member of the Company Group.

“Class A Units” means a Unit in the Company that is designated as a “Class A Unit.”

“Code” means the Internal Revenue Code of 1986, as amended, supplemented or restated from time to time, and any successor to such statute.

“Company” has the meaning set forth in the preamble.

“Company Group” means the Company, Operating Companies each Subsidiary of the Company and Operating Companies, and each of their respective Associates.

“Governmental Entity” means any federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Indemnitee” has the meaning set forth in Section 14.1(a).

“Initial Public Offering” means the Company’s initial public offering and sale of Units registered with the SEC on Form S-11 (Registration No. 333-[●]), as may be amended or supplemented from time to time.

“Initial Term” has the meaning set forth in Section 12.1.

“Investment” means, as to any member of the Company Group or their respective Affiliates, any direct or indirect acquisitions or investments (in one transaction or a series of transactions) by such member of the Company Group or their respective Affiliate, whether by means of (a) the purchase or other acquisition of, or of a beneficial interest in, any Securities of another Person (including by way of merger or consolidation), (b) a loan, advance or capital contribution to, guarantee or assumption of indebtedness of, or purchase or other acquisition of any other debt in, another Person, (c) the making of, or investment in, any Mortgage, (d) the purchase or other acquisition of any part of the property, assets or business of another Person or assets constituting a business unit, line of business or division of such Person, or (e) any other transaction or series of transactions that otherwise causes another Person to become a member of the Company Group.

“Joint Venture” means any joint venture or similar business arrangement, whether organized as a general or limited partnership, limited liability company or otherwise, in which any member of the Company Group participates with one or more Persons.

“Manager” has the meaning set forth in the preamble.

“Mortgage” means, in connection with any mortgage financing that a member of the Company Group makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by the land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligation.

“NAV” the Company’s net asset value.

“Offering” mean any offering of Securities for the account of the Company.

“Operating Expenses” means any and all costs and expenses incurred by the Manager, the Sponsor or their respective Affiliates on behalf of any member of the Company Group that are related to the operations of any member of the Company Group, including, without limitation, those related to (i) forming and operating members of the Company Group, (ii) office space, supplies, equipment, furniture and other agreed upon resources, (iii)

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Acquisition Expenses, (iv) the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of Investments, (v) meetings with or reporting to the holders of the Units or other securities of members of the Company Group, (vi) accounting, auditing, research, consulting, tax consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the members of the Company Group, the Manager, the Sponsor or their respective Affiliates and the holders of the Units or other securities of members of the Company Group in connection with the performance of activities related to the Company Group, (vii) the Company Group’s indemnification pursuant to Article 14 of this Agreement, (viii) litigation, (ix) borrowings of members of the Company Group, (x) liquidating members of the Company Group, (xi) any taxes, fees or other governmental charges levied against members of the Company Group and all expenses incurred in connection with any tax audit, investigation, settlement or review of members of the Company Group, (xii) travel costs associated with investigating and evaluating Investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of Investments, and (xiii) the costs of any third parties retained to provide services to members of the Company Group.

“Operating Company” or “Operating Companies” means each Subsidiary of the Company including Belpointe PREP OC and Belpointe PREP TN OC, together with each of their respective Subsidiaries and Associates.

“Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Belpointe PREP, LLC, as may be amended, supplemented or restated from time to time.

“Organization and Offering Expenses” means any and all costs and expenses incurred by the Manager, the Sponsor or their respective Affiliates on behalf of any member of the Company Group in connection with the organization of any member of the Company Group, the qualification and registration of an Offering, the marketing and distribution of Units and the admission of investors in the Company, including, without limitation, all legal, accounting, printing, engraving, mailing, email and filing fees and expenses, expenses in connection with preparing sales and marketing materials, design and website expenses, advertising fees and expenses, fees and expenses of transfer agents, registrars, trustees, escrow agents, depositaries and experts, expenses for salaries of employees while engaged in sales activities, fees to attend seminars and reimbursements for customary travel, lodging, meals and entertainment expenses associated therewith, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, fees and expenses of the underwriters’ attorneys and expenses of qualification of the sale of Units under federal and state laws, including taxes and fees.

“Person” means an individual, corporation, limited liability company, partnership (whether general or limited), joint venture, trust, estate, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), custodian, nominee, Governmental Entity or any other individual or entity (or series thereof) in its own or any representative capacity.

“Prospectus” means the prospectus included in the most recent effective registration statement filed by the Company with the SEC with respect to an Offering, as such prospectus may be amended or supplemented from time to time.

“QOF” has the meaning set forth in the preamble.

“Renewal Term” has the meaning set forth in Section 12.1.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means any stock, shares, membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreements or arrangements, derivatives, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Sponsor” means Belpointe, LLC, a Connecticut limited liability company, and its Affiliates.

“Subsidiary” means, with respect to any Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns more than fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such Person.

“Term” has the meaning set forth in Section 12.1.

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“Termination Date” means the date of expiration or termination of this Agreement determined in accordance with Article 12 hereof.

“Termination Fee” has the meaning set forth in Section 12.1(b).

“Transaction” means the offer to exchange the Company’s Units registered with the SEC on Form S-4 (Registration No. 333-[●]), as may be amended or supplemented from time to time, and the related transactions described therein.

“Treasury Regulations” means the proposed, temporary and final regulations promulgated under the Code and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

“Unit” means a unit issued by the Company representing a limited liability company interest in the Company. Units may be common units or preferred units and may be issued in different classes or series.

Article 2
APPOINTMENT

The Company and Operating Companies each hereby appoint the Manager to serve as their manager on the terms and conditions set forth in this Agreement, and the Manager hereby accepts such appointment. Except as otherwise provided in this Agreement, the Manager hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein.

Article 3
DUTIES OF THE MANAGER

Subject to the oversight of the Board and the terms and conditions of this Agreement and consistent with the provisions of the Company’s most recent Prospectus, if any, and the Company Group’s Charter Documents, the Manager will have plenary authority with respect to the management of the business and affairs of the Company and Operating Companies and will be responsible for managing and conducting the operations of the Company Group, including implementing the investment strategy, administration of the day-to-day operations, business and affairs of the Company Group and providing employees to act as officers of the Company and Operating Companies. The Manager will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering advice to the Company Group as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

3.1                Investment Advisory and Acquisition Services. The Manager shall:

(a)                 implement and oversee the Company’s and Operating Companies’ overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(b)                serve as the Company’s and Operating Companies’ investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing a diversified portfolio of commercial properties and “qualified opportunity zone property,” as defined in §1.1400Z2(d)-1(c) of the Treasury Regulations, located throughout the United States and its territories, as well as other real estate-related assets, including commercial real estate loans, Mortgages, Securities issued by other real estate-related companies, private equity acquisitions and investments, and opportunistic acquisitions of other QOFs;

(c)                 periodically review the Company’s investment objectives and strategy and investment guidelines to determine whether they remain in the best interests of the Company and make recommended changes to the Company’s Board as appropriate;

(d)                structure the terms and conditions of acquisitions, purchases and Joint Ventures;

(e)                 enter into leases, insurance contracts and other service agreements for the Company, its commercial real estate properties and other Investments;

(f)                  approve and oversee debt financing strategies;

(g)                approve Joint Ventures, partnerships, co-investments, co-tenancies and other co-ownership arrangements, participations or relationships;

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(h)                approve any potential liquidity transaction, including crystallization events in Joint Ventures and other co-investment arrangements;

(i)                  obtain market research and economic and statistical data in connection with Investments and the Company’s investment objectives and strategy and investment guidelines;

(j)                  oversee and conduct the due diligence process related to prospective Investments;

(k)                prepare reports regarding prospective Investments which include recommendations and supporting documentation necessary for its investment committee to evaluate the prospective Investments; and

(l)                  negotiate and execute approved Investments and other transactions.

3.2                Disposition Services. The Manager shall:

(a)                 evaluate and approve prospective Investment dispositions, sales or other liquidity events; and

(b)                structure and negotiate the terms and conditions of sales, exchanges or other disposition transactions pursuant to which Investments may be exited.

3.3                Offering Services. The Manager shall manage and supervise the:

(a)                 Transaction, Initial Public Offering and any subsequent Offerings approved by the Board, including the determination of the specific terms of the Securities to be offered by the Company, preparation of all Transaction documents or Offering and related documents, and obtaining all required regulatory approvals of such documents;

(b)                preparation and approval of all marketing materials contemplated to be used by the Manager or others relating to the Transaction or any Offering;

(c)                 negotiation and coordination with the transfer agent, if any, for the receipt, collection, processing and acceptance of subscription agreements, tenders, commissions, and other administrative support functions;

(d)                creation and implementation of various technology and electronic communications related to the Transaction or any Offering; and

(e)                 all other services related to the Transaction or an Offering, other than services that the Company elects to perform directly or that would require the Manger to register as a broker-dealer with any Governmental Entity.

3.4                Management Services. The Manager shall:

(a)                 investigate, select, and, on behalf of the Company and Operating Companies, engage and conduct business with such Persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, placement agents, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, property managers, leasing and investment sale brokers, construction companies and any and all Persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services;

(b)                monitor applicable markets and obtain reports (which may be prepared by the Manager or its Affiliates) where appropriate, concerning the value of Investments;

(c)                 monitor and evaluate the performance of Investments, provide management services to any member of the Company Group and perform and supervise the various management and operational functions related to the Investments;

(d)                formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of Investments on an overall portfolio basis;

(e)                 coordinate and manage relationships between the Company and Operating Companies and any Joint Venture, co-investment or other co-ownership partners; and

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(f)                  assisting the Company in calculating and publishing the its NAV.

3.5                Accounting and Other Administrative Services. The Manager shall:

(a)                 manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company and Operating Companies;

(b)                provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s and Operating Companies’ business and operations;

(c)                 provide financial and operational planning services and portfolio management functions;

(d)                maintain accounting data and any other information concerning the activities of the members of the Company Group as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(e)                 maintain or arrange for the maintenance of all appropriate books and records of the Company and Operating Companies;

(f)                  oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(g)                supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company and Operating Companies;

(h)                provide the Company and Operating Companies with all necessary cash management services;

(i)                  manage and coordinate with the transfer agent, if any, the process of making distributions and payments to holders of the Company’s Securities;

(j)                  evaluate and obtain adequate insurance coverage based upon risk management determinations;

(k)                provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company Group, as well as managing compliance with regulatory matters;

(l)                  evaluate the Company’s and Operating Companies’ corporate governance structure and policies and procedures related thereto; and

(m)               oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company and Operating Companies to comply with applicable law.

3.6                Securityholder Services. The Manager shall:

(a)                 determine the Company’s distribution policy to holders of the Company’s Securities; and

(b)                manage communications with the holders of the Company’s Securities, including answering phone calls, preparing and sending written and electronic reports and other communications.

3.7                Financing Services. The Manager shall:

(a)                 identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

(b)                negotiate terms, arrange and execute financing agreements;

(c)                 manage relationships between the Company and Operating Companies and their lenders; and

(d)                monitor and oversee the service of the Company’s and Operating Companies’ debt facilities and other financings, if any.

3.8                Additional Services. The Manager may retain, for and on behalf of the Company or Operating Companies, at their sole cost and expense, such additional services, including property management, development,

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leasing and construction services, of Persons and firms as the Manager deems necessary or advisable in connection with the management and operation of the Company and Operating Companies, which may include the Sponsor, or Affiliates of the Manager or Sponsor; provided, that any such additional services may only be supplied by the Sponsor or Affiliates of the Manager or Sponsor, to the extent provided, on arm’s length terms and at competitive market rates, comparable to those terms and rates that are customary for the provision of such additional services to companies that have investments similar in type, quality and value as the Investments.

Article 4
AUTHORITY OF MANAGER

4.1                Powers of the Manager. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of the Company, the power to direct the management, operation and policies of the Company Group, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Manager the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the sole discretion of the Manager, may be necessary or advisable in connection with the Manager’s duties described in Article 3, including making, financing and disposing of Investments or the entry into and performance of all contracts and other undertakings that are consistent with the Company’s investment objectives and strategy and investment guidelines. The Manager shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company and Operating Companies to such officers, employees, Affiliates, agents and representatives of the Manager or any member of the Company Group as it may deem appropriate. Any authority delegated by the Manager to any other Person shall be subject to the limitations on the rights and powers of the Manager specifically set forth in this Agreement or as directed from time to time by the Board.

4.1                Class M Unit. In furtherance of the power and authority delegated to the Manager hereunder, immediately upon effectiveness of the registration statement registering the Company’s Initial Public Offering, the Company shall issue the Manager one Class M unit. The Class M Unit may only be held by the Manager or an Affiliate of the Manager. If the Manager or an Affiliate of the Manager is no longer the Manager of the Company, the Class M Unit shall automatically be forfeited, terminated and cancelled.

4.2                Modification or Revocation of Authority of Manager. The Board may, at any time upon the giving of notice to the Manager, modify or revoke the authority or approvals set forth in Article 3 and this Article 4 hereof; provided, however, that such modification or revocation shall be effective upon receipt by the Manager and shall not be applicable to transactions to which the Manager has committed the Company or Operating Companies to prior to the date of receipt by the Manager of such notification.

Article 5
BANK ACCOUNTS

The Manager may establish and maintain one or more bank accounts in its own name for the account of the Company or Operating Companies or in the name of the Company or the Operating Companies and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or Operating Companies, consistent with the Manager’s authority under this Agreement; provided that no funds shall be commingled with the funds of the Manager.

Article 6
RECORDS AND ACCESS

The Manager shall maintain and keep all books, accounts and other records of the Company and Operating Companies that relate to activities performed by the Manager hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Manager shall at all reasonable times have access to the books and records of the Company and Operating Companies.

Article 7
LIMITATION ON ACTIVITIES

Notwithstanding any provision in this Agreement to the contrary, the Manager shall not take any action that, in its sole judgment made in good faith, would (a) adversely and materially affect (i) the ability of the Company to qualify or continue to qualify as a partnership or QOF under the Code, unless the Board has determined that the

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Company will not seek or maintain partnership or QOF qualification, or (ii) any member of the Company Group’s status as an entity excluded from regulation under the Investment Company Act of 1940, as amended, (b) materially violate any law, rule, regulation or statement of policy of any Governmental Entity having jurisdiction over the Company or Operating Companies or the Company’s Securities, or (c) materially violate the Certificate of Formation, Operating Agreement or Charter Documents of the Operating Companies. If the Manager is ordered to take any such action by the Board, the Manager shall promptly notify the Board if, in the Manager’s reasonable judgment, such action would adversely and materially affect such status or violate any such law, rule or regulation or the Certificate of Formation or Operating Agreement or Charter Documents of the Operating Companies. Notwithstanding the foregoing, neither the Manager nor any of its Affiliates shall be liable to the Company, the Board or the holders of the Company’s Securities for any act or omission by the Manager or any of its Affiliates, except as provided in Article 14 of this Agreement.

Article 8
FEES AND OTHER COMPENSATION

8.1                Management Fee. As compensation for the services rendered under this Agreement, the Company shall pay the Manager a quarterly management fee in arrears in an amount equal to an annualized rate of 0.75%, calculated on the basis of the Company’s NAV at the end of each quarter (the “Management Fee”). If applicable, the initial and final installments of the Management Fee shall be pro-rated based on the number of days during the initial and final quarter, respectively, that this Agreement is in effect. The Management Fee shall be payable at the election of the Manager in cash, by issuance of the Company’s Class A units at the then-current NAV, or through some combination of the foregoing. Within approximately 60 days of the last day of each quarter, the Manager shall make available to the Company the quarterly calculation of the Management Fee with respect to such calendar quarter, and the Company shall pay the Manager the Management Fee for such quarter within five business days thereafter. Each payment of the Management Fee shall be treated as a separate payment for purposes of Section 409A of the Code.

8.2                Acquisition Fee. The Company shall pay the Manager, Sponsor, or an affiliate of the Manager or Sponsor, an acquisition fee equal to 1.5% of the total value of any acquisition transaction (the “Acquisition Fee”), including any acquisition by purchase, Investment, exchange or through merger with another entity (but excluding any transactions in which the Sponsor, or an affiliate of the Manager or Sponsor, would otherwise receive a development fee). The Company shall pay the Acquisition Fee promptly upon the closing of an acquisition. The Acquisition Fee shall be payable at the election of the recipient in cash, by issuance of the Company’s Class A units at the then-current NAV, or through some combination of the foregoing. Following termination or non-renewal of this Agreement, the Manager, Sponsor, or affiliate of the Manager or Sponsor, shall be entitled to an Acquisition Fee for acquisition transaction consummated after the Termination Date which was either under negotiation, under contract or the subject of a signed letter of intent (regardless of whether the letter was binding) on a date prior to the Termination Date.

8.3                Equity Compensation. As additional compensation for the services rendered under this Agreement, immediately upon effectiveness of the registration statement registering the Company’s Initial Public Offering, the Company shall issue the Manager 100,000 Class B units. For the avoidance of doubt, the Manager will continue to hold the Class B units even upon terminate or expiration of this Agreement.

Article 9
EXPENSES

9.1                General. In addition to the compensation paid to the Manager pursuant to Article 8 hereof, the members of the Company Group shall pay directly or reimburse the Manager, the Sponsor, or their respective Affiliates, for all Operating Expenses paid or incurred by the Manager or its Affiliates on behalf of any member of the Company Group or in connection with the services provided to members of the Company Group pursuant to this Agreement, including, but not limited to:

(a)                 all Organization and Offering Expenses;

(b)                Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including, but not limited to, such expenses incurred related to assets pursued or considered but not ultimately acquired by a member of the Company Group;

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(c)                 the actual out-of-pocket cost of goods and services used by a member of the Company Group and obtained from entities not Affiliates of the Manager;

(d)                interest and other costs for borrowed money or securitization transactions, including discounts, points and other similar fees;

(e)                 taxes and assessments on income or Investments, taxes as an expense of doing business and any other taxes otherwise imposed on a member of the Company Group and their business, assets or income;

(f)                  out-of-pocket costs associated with insurance required in connection with the business of any member of the Company Group or by its officers, directors and the Board;

(g)                expenses of managing, improving, developing, operating and selling Investments owned, directly or indirectly, by a member of the Company Group, as well as expenses of other transactions relating to such Investments, including but not limited to prepayments, maturities, workouts and other settlements of loans and other Investments;

(h)                all out-of-pocket expenses in connection with payments to the Board and meetings of the Board and holders of the Units or other securities of members of the Company Group;

(i)                  out-of-pocket expenses of providing services for and maintaining communications with the holders of the Units or other securities of members of the Company Group, including the cost of preparation, printing, and mailing annual reports and other reports, proxy statements and other reports required by any Governmental Entity;

(j)                  audit, accounting and legal fees, and other fees for professional services relating to the operations of members of the Company Group and all such fees incurred at the request, or on behalf of, the Board or any other committee of the Board;

(k)                out-of-pocket costs for members of the Company Group to comply with all applicable laws, regulations and ordinances;

(l)                  expenses connected with payments of distributions made or caused to be made by members of the Company Group;

(m)               expenses of organizing, redomesticating, merging, liquidating or dissolving members of the Company Group or of amending the Certificate of Formation the Operating Agreement or the organizational documents of any member of the Company Group;

(n)                all out-of-pocket fees and expenses incurred by the Manager, the Sponsor or their respective Affiliates in connection with performance of the services and activities set forth in Article 3; and

(o)                all other out-of-pocket costs incurred by the Manager, the Sponsor or their respective Affiliates in performing its duties hereunder.

9.2                Timing of and Additional Limitations on Reimbursements.

(a)                 Expenses incurred by the Manager, the Sponsor or their respective Affiliates on behalf of any member of the Company Group and reimbursable pursuant to this Article 9 shall be reimbursed no less than monthly. The Manager, the Sponsor and their respective Affiliates, as applicable, shall prepare statements documenting the expenses the members of the Company Group during each quarter and shall deliver such statement to the Company within 60 days after the end of each quarter. Expenses reimbursable shall be payable at the election of the recipient in cash, by issuance of the Company’s Class A units at the then-current NAV, or through some combination of the foregoing.

(b)                Personnel and related employment costs and expenses incurred by the Manager, the Sponsor or their respective Affiliates in performing the services described in Section 3.1 and Section 3.2 hereof, including, without limitation, salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, shall be paid for by the Manager and are not subject to reimbursement by the Company Group.

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Article 10
OTHER SERVICES

Should (a) a member of the Company Group request that the Manager or any manager, officer or employee thereof render services for the Company Group other than as set forth in this Agreement, or (b) there be changes to the regulatory environment in which the Manager or any member of the Company Group operates that would increase significantly the level of services performed such that the costs and expenses borne by the Manager for which the Manager is not entitled to separate reimbursement under Article 9 of this Agreement would increase significantly, then the Manager shall be separately compensated for such services at such rates and in such amounts as are agreed to by the Manager and the Board, subject to the limitations contained in the Certificate of Formation and Operating Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.

Article 11
RELATIONSHIP OF MANAGER AND BELPOINTE ENTITIES;
OTHER ACTIVITIES OF THE MANAGER

11.1             Relationship. Except as may otherwise be expressly provided for in a written agreement between the parties, the members of the Company Group and the Manager are not partners or Joint Venturers with each other, and nothing in this Agreement shall be construed to make them partners or Joint Venturers. Nothing herein contained shall prevent the Manager, the Sponsor or their respective Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including qualified opportunity funds, real estate funds or other private funds) and the management of other programs advised, sponsored or organized by the Manager, the Sponsor or their respective Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee or equityholder of the Manager, the Sponsor or their respective Affiliates to engage in any other business or to render services of any kind to any other Person. The Manager, the Sponsor or their respective Affiliates may, with respect to any Investment in which a member of the Company Group is a participant, also render advice and service to each and every other participant therein. The Manager shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge and has not otherwise previously disclosed, that creates or could create a conflict of interest between the Manager’s obligations to the members of the Company Group and its obligations to or its interest in any other Person.

11.2             Time Commitment. The Manager shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company Group such time as shall be reasonably necessary to conduct the business and affairs of the Company Group in an appropriate manner consistent with the terms of this Agreement. The Company Group acknowledges that the Manager and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company Group and may provide services to Persons other than members of the Company Group or any of their Affiliates.

11.3             Investment Opportunities and Allocation. The Company Group acknowledges that the Manager may face various conflicts of interest, including relating to co-investments, co-developments, use of service providers, and other matters, as disclosed in the Company’s Prospectus from time to time. The Manager shall use commercially reasonable efforts to present a continuing and suitable investment program to the Company Group in a manner that is consistent with the investment policies and objectives and allocation policy described in the Prospectus, but neither the Manager nor any Affiliate of the Manager shall be obligated generally to present any particular investment opportunity to the Company Group even if the opportunity is of character that, if presented to the Company Group, could be taken by the Company Group. The Company Group acknowledges that the Manager, the Sponsor and their respective Affiliates have no obligation to allocate specific investment opportunities to the Company Group except to the extent described in the Prospectus. The Company Group shall not make any Investment unless the Manager has recommended the Investment to the Company Group.

11.4             Compensation by Manager. For the avoidance of doubt, it is understood that neither the Company Group nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Manager to any director, officer, member, partner, employee, or equityholder of the Manager, the Sponsor or their respective Affiliates including any person who is also a director or officer employee of a member of the Company Group.

Article 12
TERM AND TERMINATION OF THE AGREEMENT

12.1             Term. This Agreement shall have an initial term expiring on December 31, 2025 (the “Initial Term”), and will be automatically renewed for an unlimited number of successive three-year terms thereafter (each a

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“Renewal Term” and together with the Initial Term, the “Term”) unless (a) at least 180 days’ prior the expiration of any Term, the Company provides written notice to the Manager of its intent not to renew, or (b) the Agreement is earlier terminated in accordance with Section 12.2. It is the duty of the Board to evaluate the performance of the Manager before renewing the Agreement.

12.2             Termination. This Agreement may be terminated prior to expiration of a Term at the option of (a) the Manager upon at least 60 days’ prior written notice to the Company, and (b) the Company upon (i) Cause, (ii) the bankruptcy of the Manager, or (iii) a material breach of this Agreement by the Manager, which breach (to the extent such breach is capable of cure) remains uncured for 90 days after the Company provides the Manager with written notice thereof.

12.1             Payments to and Obligations of Manager Upon Termination.

(a)                 Following the Termination Date, the Manager shall not be entitled to compensation for further services hereunder, except that the Manager, Sponsor, or an affiliate of the Manager or Sponsor, as applicable, shall be entitled to payment: (i) within 15 days after the Termination Date, of all unpaid reimbursements of expenses and all earned but unpaid fees payable prior to the Termination Date; and (ii) of Acquisition Fees in accordance with Section 8.2 for any acquisition transactions consummated after the Termination Date.

(b)                Following termination or non-renewal of this Agreement by the Company for any reason or termination of this Agreement by the Manager for breach by the Company, the Manager shall be entitled to receive a termination fee equal to six times the annual Management Fee earned by the Manager during the 12-month period ended as of the last day of the quarter immediately preceding the Termination Date (the “Termination Fee”); provided, however, if less than 12 months have elapsed as of the Termination Date, the Termination Fee shall be calculated by annualizing the Management Fee earned by the Manager during the most recently completed quarter prior to the Termination Date.

(c)                 The Manager shall promptly upon termination:

(i)                        pay over to the Company all money collected and held for the account of the Company Group pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)                        deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)                        deliver to the Board all assets and documents of the Company Group then in the custody of the Manager; and

(iv)                        cooperate with the Company to provide an orderly transition of management and advisory functions.

Upon any termination or non-renewal of the management agreement by us or any termination of the management agreement by our Manager for our breach of the management agreement, our Manager will be entitled to receive its prorated management fee through the expiration or termination date and will be paid a termination fee equal to six times the sum of the annual management fee earned by our Manager during the 12-month period immediately preceding the most recently completed calendar quarter prior to the termination date; however, if 12 months have not elapsed since the initial term of the management agreement at the time of termination, the annual management fee will be calculated by annualizing the most recently completed calendar quarter prior to the termination date.

Article 13
ASSIGNMENT

This Agreement may be assigned by the Manager to an Affiliate. The Manager may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company Group without the consent of the Manager, except in the case of an assignment by the Company to a corporation or other organization that is a successor to all of the assets, rights and obligations of the Company Group, in which case such successor organization shall be bound hereunder and by the

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terms of said assignment in the same manner as the Company Group are bound by this Agreement. Nothing herein shall be deemed to prohibit or otherwise restrict any transfers or additional issuances of equity interests in the Manager nor shall any such transfer or issuance be deemed an assignment for purposes of this Article 13

Article 14
INDEMNIFICATION AND LIMITATION OF LIABILITY

14.1             Indemnification by Company Group.

(a)                 The members of the Company Group shall indemnify, defend and hold harmless the Manager, the Sponsor and their respective Affiliates, officers, directors, equityholders, partners and employees (each an “Indemnitee”), from all liabilities, claims, damages or losses arising in the performance of their duties hereunder, and related costs and expenses, including reasonable attorneys’ fees, to the extent such liabilities, claims, damages or losses and related costs expenses are not fully reimbursed by insurance.

(b)                The Company Group shall pay or reimburse reasonable attorneys’ fees expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if the Indemnitee undertakes to repay the amount paid or reimbursed by the Company Group if it is ultimately determined that such Indemnitee is not entitled to indemnification.

14.2             Indemnification by Manager. The Manager, Sponsor, and their respective Affiliates and Associates, shall not have any liability to any member of the Company Group or their respective Affiliates, Associates, any director, officer, member or holder of an equity interest in any member of the Company Group or their respective Affiliates or Associates, for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made.

Article 15
MISCELLANEOUS

15.1             Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection or out-of-office notice); or (c) one business day after deposit with a nationally recognized overnight delivery service that provides evidence of delivery, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company or Operating Companies:

Belpointe PREP, LLC
255 Glenville Road
Greenwich, Connecticut 06831
Attn.: Brandon E. Lacoff, Chief Executive Officer
Email: blacoff@belpointe.com

If to the Manager:

Belpointe PREP Manger, LLC
255 Glenville Road
Greenwich, Connecticut 06831
Attn.: Brandon E. Lacoff, Managing Member
Email: blacoff@belpointe.com

With a copy (for informational purposes only) to:

Sugar Felsenthal Grais & Helsinger LLP
230 Park Avenue, 9th Floor
New York, New York 10169
Attn.: Vanessa J. Schoenthaler
Email: vschoenthaler@sfgh.com

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or such other address and email address to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s email containing the time, date, recipient email address, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

15.2             Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns.

15.3             Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

15.4             Applicable Law; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.5             Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

15.6             Joinders. The Company shall cause each Operating Company formed after the Effective Date (each a “Joining Operating Company”) of this Agreement to execute a joinder to this Agreement in the form attached hereto as Exhibit A upon formation of such Joining Operating Company.

15.7             Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence, past, present or future. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

15.8             Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

15.9             Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

15.10         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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[Intentionally left blank.

Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

BELPOINTE PREP, LLC

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Chief Executive Officer

BELPOINTE PREP OC, LLC

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

BELPOINTE PREP TN OC, LLC

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

BELPOINTE PREP MANAGER, LLC

By: /s/ Brandon E. Lacoff
Name: Brandon E. Lacoff
Title: Manager

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EXHIBIT A

MANAGEMENT AGREEMENT

This JOINDER (this “Joinder”) to the Management Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of April 21, 2021, by and among the Company, the Operating Companies, including any Operating Company which becomes a party thereto by the execution of a joinder agreement substantially in the form of this Joinder, and the Manager. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Agreement.

Pursuant to Section 15.6 of the Agreement, this Company is obligated cause each Operating Company formed after the Effective Date of the Agreement to execute this Joinder upon formation.

The Joining Operating Company hereby agrees as follows.

1.                   Upon execution of this Joinder, the Joining Operating Company will become a party to the Agreement and will be fully bound by, and subject to, all of the terms and conditions of the Agreement as if the undersigned were an original signatory to the Agreement as an Operating Company.

2.                   This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

3.                   The parties may execute this Joinder in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Joinder, by facsimile, electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Joinder. Any person may rely on a copy of this Joinder.

BELPOINTE PREP MANAGER, LLC

By:
Name: Brandon E. Lacoff
Title: Manager

[●]

By:
Name: [●]
Title: [●]